AVERAGE ANNUAL RETURN COMPUTATION

                The Average Annual Return for each Portfolio was
                 computed according to the following formula:

                    n
FORMULA:      P(1+T) =ERV
Where:        P=    a hypothetical investment of $1,000
              T=    average annual total return
              n=    number of years
            ERV=    Ending Redeemable Value of a hypothetical
                    $1,000 payment made at the beginning of
                    the 1, 5, or 10 year (or other) periods at the end of the 1, 5 or 10 year (or other) periods (or fractional portion thereof)



                                                ENDING     AVERAGE
                               PERIOD        REDEEMABLE  ANNUAL RATE
PORTFOLIO                     COVERED           VALUE     OF RETURN          FORMULA*
---------                     -------           -----     ---------          --------
ALGER DEFINED
  CONTRIBUTION SMALL
  CAP                  11/8/93 (commencement
                       of operations)
                       through 10/31/95**     1,799.88      34.54%    @RATE(1799.88,1000,1.98)


                       YEAR ENDED 10/31/95    1,661.94      66.19%    @RATE(1661.94,1000,1)

ALGER DEFINED
  CONTRIBUTION MIDCAP
  GROWTH:              11/8/93 (commencement
                       of operations)
                       through 10/31/95**     1,796.78      34.42%    @RATE(1796.78,1000,1.98)

                       YEAR ENDED 10/31/95    1,540.98      54.10%    @RATE(1540.98,1000,1)

ALGER DEFINED
  CONTRIBUTION GROWTH: 11/8/93 (commencement
                       of operations)
                       through 10/31/95**     1,423.07      19.50%    @RATE(1423.07,1000,1.98)


                       YEAR ENDED 10/31/95    1,370.97      37.10%    @RATE(1370.97,1000,1)


ALGER DEFINED
  CONTRIBUTION
  LEVERAGED ALLCAP:    11/8/93 (commencement
                       of operations)
                       through 10/31/95**     1,556.36      25.02%    @RATE(1556.36,1000,1.98)

                       YEAR ENDED 10/31/95    1,544.00      54.40%    @RATE(1544.00,1000,1)

                       *LOTUS 123 @RATE FUNCTION:


                              @RATE(FV,PV,TERM) The periodic interest rate necessary for present value "pv", to grow to future
                                                value "fv", over the number of compounding periods in "term".


                       **Period equals 1.98 years.
